Exhibit 10.21.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made as of January 18, 2011, by and among LSV EMPLOYEE GROUP, LLC, a Delaware limited liability company (the “Company”), LSV ASSET MANAGEMENT, a Delaware general partnership (“LSV”) and BANK OF AMERICA, N.A., a national banking association (“BofA”), (successor by merger to LaSalle Bank National Association, a national banking association), as Administrative Agent (in such capacity, the “Administrative Agent”), and as sole Lender (in such capacity, the “Lender”) currently party to the Credit Agreement (as hereinafter defined).

RECITALS

A. The Administrative Agent, the Lender, the Company and LSV are currently parties to that certain Credit Agreement dated as of January 24, 2006, as heretofore amended (as so amended, the “Credit Agreement”).

B. The parties hereto desire to enter into this Amendment for the purpose of extending the maturity date of the Loans and making certain other amendments to the Credit Agreement.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2. Amendments. Upon satisfaction of the conditions precedent hereinafter set forth, the Credit Agreement and the other Loan Documents shall be amended, retroactively effective to June 30, 2010, as follows:

(a) The definition of “Excess Distributions” contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Excess Distributions means, for each Fiscal Quarter, the remainder of (a) the amount of cash distributions paid to the Company by LSV during such Fiscal Quarter, minus (b) scheduled repayments of principal of, and interest on, the Term Loans made during such Fiscal Quarter, minus (c) Incremental Taxes paid in cash during such Fiscal Quarter minus (d) amounts paid for audits, operating leases and other ordinary course of business operating expenses (“Company Operating Expenses”) up to an amount which when taken together with all amounts paid for Company Operating Expenses during the trailing twelve month period (including such Fiscal Quarter) does not exceed $100,000 minus (e) commencing with the Fiscal Quarter ending September 30, 2010 (without duplication of amounts deducted pursuant to clause (c) above) distributions made during such Fiscal Quarter pursuant to Section 11.4(v) hereof.”

(b) The definitions of “Term Loan Maturity Date” and “Termination Date” are hereby amended in their entirety to read as follows:

“Term Loan Maturity Date means the earlier of (a) July 25, 2012 or (b) the Termination Date.

Termination Date means the earlier to occur of (a) July 25, 2012 or (b) such other date on which the Commitments terminate pursuant to Section 13.”

(c) Section 11.4 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

“11.4. Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any subordinated debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) LSV may, and LSV agrees that it shall, distribute 100% of its Net Cash Flow on a quarterly basis, (ii) any Subsidiary may pay dividends or make other distributions to the Company or to a domestic Wholly-Owned Subsidiary; (iii) the Company may make distributions to its members for each such member’s share of Incremental Taxes; (iv) the Company may redeem Capital Securities under Section 6.2 of the Company’s Limited Liability Agreement as in effect on the date hereof from the proceeds of a new issuance of the Company’s Capital Securities or otherwise contributed by the members of the Company; and (v) the Company may, during each Fiscal Quarter, make a distribution to its members in an aggregate amount equal to the lesser of (aa) the income tax payments required to be made by such members based on the income of such members accruing due to the operations of the Company for the immediately preceding Fiscal Quarter and (bb) 40% of the Company’s Consolidated Net Income for such immediately preceding Fiscal Quarter, decreased by the amount of any distributions made pursuant to clause (iii) above.”

3. Representations and Warranties. To induce the Administrative Agent and Lender to execute this Amendment, each of the Company and LSV hereby represents and warrants to the Bank as follows:

(a) Each Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder. Without limiting the foregoing, each Loan Party has obtained the advice of its counsel in connection with the negotiation, execution and delivery of this Amendment and no further approval of the Management Committee, Board of Managers or comparable body of any Loan Party is required to be obtained in connection with the due authorization, execution and delivery hereof.

(b) The execution, delivery and performance by the Loan Parties of this Amendment do not and will not (i) require any consent or approval of any Person (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Loan Party or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party other than Liens in favor of the Administrative Agent.

(c) This Amendment is the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(d) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(e) No Unmatured Event of Default or Event of Default has occurred and is continuing.

4. Affirmation. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and the Company and each other Loan Party hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement or any other Loan Document shall be a reference to the Credit Agreement or such other Loan Document as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be effective as delivery of an original counterpart.

6. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7. Conditions to Amendment. This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Administrative Agent and the Lender:

(a) Amendment. The Company, LSV and BofA, as current sole Lender, shall have executed and delivered to the Administrative Agent this Amendment and SEI-PA shall have consented hereto in the space provided for such purpose below.

(b) Amendment Fee. BofA shall have received payment of a nonrefundable amendment fee in the amount equal to $50,000.

(c) Fees and Expenses. The Company shall have paid all of the Administrative Agent’s legal fees and expenses in connection with this Amendment.

(d) Other. Such other documents as the Administrative Agent or the Lender shall reasonably request.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

Signature Page Follows

LSV EMPLOYEE GROUP, LLC

By:	/s/ Tremaine Atkinson
Name:	Tremaine Atkinson
Title:	Member, Management Committee

LSV ASSET MANAGEMENT

By:	/s/ Tremaine Atkinson
Name:	Tremaine Atkinson
Title:	Chief Operating Officer

BANK OF AMERICA, N.A., individually as sole Lender and as Administrative Agent

By:	/s/ Phillip P. Whewell
Name:	Philip P. Whewell
Title:	Assistant Vice President

CONSENT

SEI-PA hereby consents to the foregoing Amendment and acknowledges and agrees that all of its obligations under the Guaranty and Collateral Agreement remain in full force and effect with respect to the Obligations under the Credit Agreement as amended by such Amendment.

SEI INVESTMENTS COMPANY

By:	/s/ Robert M. Silvestri
Name:	Robert M. Silvestri
Title:	Treasurer

Third Amendment Signature Page